EXHIBIT 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of Common Stock, par value $1.00 per share, of McDermott International, Inc., a Panamanian corporation, and further agree that this Joint Filing Agreement be included as Exhibit 1 to such Schedule 13G. In evidence thereof, the undersigned hereby execute this agreement this 4th  day of October, 2019.

CHATTERJEE CHARITABLE FOUNDATION

By:	/s/ Purnendu Chatterjee
	Name:	Purnendu Chatterjee
	Title:	Trustee

MCPI HOLDINGS LIMITED

By:	/s/ Purnendu Chatterjee
	Name:	Purnendu Chatterjee
	Title:	Director

LABVANTAGE SOLUTIONS TECHNOLOGIES LIMITED

By:	/s/ Purnendu Chatterjee
	Name:	Purnendu Chatterjee
	Title:	Director

TCG LIFESCIENCES LIMITED

By:	/s/ Purnendu Chatterjee
	Name:	Purnendu Chatterjee
	Title:	Director

CSL HOLDINGS LIMITED

By:	/s/ Purnendu Chatterjee
	Name:	Purnendu Chatterjee
	Title:	Director

CHATTERJEE FUND MANAGEMENT, L.P.

By:	/s/ Purnendu Chatterjee
	Name:	Purnendu Chatterjee
	Title:	General Partner

/s/ Purnendu Chatterjee
Purnendu Chatterjee